PositiveID Completes Acquisition of Thermomedics and the Caregiver Non-Contact Thermometer

Since Assuming Control of Thermomedics, PositiveID has significantly expanded the distribution channel and sales and marketing for Caregiver

DELRAY BEACH, FL, August 26, 2016 – PositiveID Corporation (“PositiveID” or “Company”) (OTCQB: PSID), a life sciences company focused on detection and diagnostics, announced today that it has completed its acquisition of Thermomedics Inc., the designer and marketer of the Caregiver® infrared, non-contact thermometer, which is FDA-cleared for clinical use.

Under a management services and control agreement (the “Control Agreement”), PositiveID assumed full operational control of Thermomedics in December 2015. PositiveID has now completed the acquisition of the capital stock of Thermomedics and terminated the Control Agreement.

Since assuming control of Thermomedics, the Company has expanded the distribution channel for Caregiver with several new healthcare products distributors, and has also revitalized sales and marketing efforts, with several significant opportunities in the pipeline.

Caregiver is a clinical grade, infrared thermometer for measurement of forehead temperature in adults, children, and infants, without contact. It delivers an oral-equivalent temperature directly from the forehead in one to two seconds. Since there is no skin contact and Caregiver does not require probe cover supplies, it reduces the risk of cross-contamination, which is an increasing concern, and saves healthcare facilities the cost of covers (as much as $0.05 to $0.10 per temperature), storage space, and waste disposal costs. It is estimated that Caregiver can offer savings of $250 or more per year per device in probe cover supplies alone.

William J. Caragol, Chairman and CEO of PositiveID, said, “While we have had full control and responsibility for all strategic, operational and financial decisions for Thermomedics since December, we are very pleased to have now officially completed the acquisition. This final step allows us to focus fully on bringing important sales opportunities to fruition, as we continue our work to capture a meaningful share of the fastest growing segment of the global thermometer market.”

The global market for temperature monitoring devices is forecast to reach $1 billion by 2020, with infrared thermometers experiencing the fastest growth driven in part by concerns over the spread of highly infectious diseases like Ebola, according to Global Industry Analysts, Inc.

About PositiveID Corporation

PositiveID Corporation is a life sciences tools and diagnostics company with an extensive patent portfolio. PositiveID develops biological detection and diagnostics systems, specializing in the development of microfluidic systems for the automated preparation of and performance of biological assays. PositiveID is also a leader in the mobile technology vehicle market, with a focus on the laboratory market and homeland security. For more information on PositiveID, please visit http://www.psidcorp.com, or connect with PositiveID on Twitter, Facebook or LinkedIn.

Statements about PositiveID's future expectations, including the likelihood that since there is no skin contact and Caregiver does not require probe cover supplies, it reduces the risk of cross-contamination, which is an increasing concern, and saves healthcare facilities the cost of covers (as much as $0.05 to $0.10 per temperature), storage space, and waste disposal costs; the likelihood that Caregiver can offer savings of $250 or more per year per device in probe cover supplies alone; the likelihood that the Company can capture a meaningful share of the fastest growing segment of the global thermometer market; the likelihood that the global market for temperature monitoring devices is forecast to reach $1 billion by 2020, with infrared thermometers experiencing the fastest growth driven in part by concerns over the spread of highly infectious diseases like Ebola; constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and PositiveID's actual results could differ materially from expected results. These risks and uncertainties include, without limitation, the Company’s ability to target the professional healthcare market, as well as other risks. Additional information about these and other factors that could affect the Company's business is set forth in the Company's various filings with the Securities and Exchange Commission, including those set forth in the Company's 10-K filed on April 12, 2016, and 10-Qs filed on August 12, May 16, 2016, and November 12, 2015, under the caption "Risk Factors." The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Contacts:

PositiveID Corporation

Allison Tomek

(561) 805-8044

atomek@positiveidcorp.com

RedChip Companies

Jon Cunningham

(407) 644-4256

jon@redchip.com